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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of Outdoor Systems, Inc. of our report dated March 21, 1997, except for
Note 10 as to which the date is May 1, 1997, on our audits of the financial statements of National Advertising Company as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, which report is included in the Current Report on Form 8-K filed by Outdoor Systems, Inc. on August 29, 1997. We also consent to the reference to our firm under the caption "Experts."

                                          PricewaterhouseCoopers LLP

Chicago, Illinois
December 7, 1998